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                                                                   Exhibit 1.1

                                1,150,000 Units

                                  PC411, INC.

                             UNDERWRITING AGREEMENT

                                                             New York, New York
                                                                   May 14, 1997

Biltmore Securities, Inc.
6700 N. Andrews Avenue
Fort Lauderdale, Florida 33309

         PC411, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to you (the "Underwriter") 1,150,000 units (the "Units") each Unit consisting of one (1) share (collectively, the "Shares") of Common Stock, par value $.01 per share ("Common Stock") and one (1) Redeemable Class A Common Stock Purchase Warrant (collectively, the "Warrants"), each to purchase one share of Common Stock at an initial exercise price of $6.10 at any time during the period commencing one (1) year from May 14, 1997 and terminating four (4) years thereafter (the "Warrant Exercise Period"). In addition, the Company proposes to grant to the Underwriter the option referred to in Section 2(b) to purchase all or any part of an aggregate of 172,500 additional Units. The Units, the Shares and the Warrants included in the Units are sometimes hereinafter referred to as the "Securities". Immediately after the offering the Shares and Warrants, included in the Units will trade separately. The Warrant exercise price is subject to adjustment under certain circumstances.

         You have advised the Company that you desire to purchase the Units, together with all or any part of the 172,500 additional Units which the Underwriter has the option to purchase. The Company confirms the agreement made by them with respect to the purchase of the Units by the Underwriter as follows:

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     1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with you that:

                  (a) A registration statement (File No. 333-21545) on Form SB-2 relating to the public offering of the Units, including a form of prospectus subject to completion, copies of which have heretofore been delivered to you, has been prepared in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission under the Act and one or more amendments to such registration statement may have been so filed. After the execution of this Agreement, the Company will file with the Commission either (i) if such registration statement, as it may have been amended, has been declared by the Commission to be effective under the Act, a prospectus in the form most recently included in an amendment to such registration statement (or, if no such amendment shall have been filed, in such registration statement), with such changes or insertions as are required by Rule 430A under the Act or permitted by Rule 424(b) under the Act and as have been provided to and approved by you prior to the execution of this Agreement, or (ii) if such registration statement, as it may have been amended, has not been declared by the Commission to be effective under the Act, an amendment to such registration statement, including a form of prospectus, a copy of which amendment has been furnished to and approved by you prior to the execution of this Agreement. As used in this Agreement, the term "Registration Statement" means such registration statement, as amended at the time when it was or is declared effective, including all financial schedules and exhibits thereto and including any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus (as hereinafter defined); the term "Preliminary Prospectus" means each Prospectus subject to completion filed with such Registration Statement or any amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement or any amendment thereto at the time it was or is declared effective); and the term "Prospectus" means the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act, or, if no prospectus is required to be filed pursuant to said Rule 424(b), such term means the prospectus included in the Registration Statement; except that if such Registration Statement or

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prospectus is amended or such prospectus is supplemented, after the effective date of such registration statement, and prior to the Option Closing Date (as hereinafter defined), the terms "Registration Statement" and "Prospectus" shall include such registration statement and prospectus as so amended, and the term "Prospectus" shall include the prospectus as so supplemented, or both, as the case may be.

                  (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. At the time the Registration Statement becomes effective and at all times subsequent thereto up to and on the First Closing Date (as hereinafter defined) or the Option Closing Date, as the case may be, (i) the Registration Statement and Prospectus will in all material respects conform to the requirements of the Act and the Rules and Regulations; and (ii) neither the Registration Statement nor the Prospectus will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make statements therein not misleading; provided, however, that the Company makes no representations, warranties or agreements as to information contained in or omitted from the Registration Statement or Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter specifically for use in the preparation thereof. It is understood that the statements set forth in the Prospectus on page 2 with respect to stabilization, all descriptions involving litigation of the Underwriter, the "Underwriting" Section of the Prospectus and the identity of counsel to the Underwriter under the heading "Legal Matters" constitute for purposes of this Section and Section 6(b) the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Registration Statement and Prospectus, as the case may be.

                  (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus and is duly qualified or licensed to do business as a foreign corporation and is in good standing in each other jurisdiction in which the nature of its business or the character or location of its properties requires such qualification, except where the failure to so

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qualify will not materially adversely affect the Company's business, properties or financial condition.

                 (d) The authorized, issued and outstanding capital stock of the Company, including the predecessors of the Company, as of December 31, 1996 is as set forth in the Prospectus under "Capitalization"; the shares of issued and outstanding capital stock of the Company set forth thereunder have been duly authorized, validly issued and are fully paid and nonassessable; except as set forth in the Prospectus, no options, warrants, or other rights to purchase, agreements or other obligations to issue, or agreements or other rights to convert any obligation into, any shares of capital stock of the Company have been granted or entered into by the Company other than options for fifty thousand (50,000) shares of Common Stock excercisable at $5.50 per share granted to employees of the Company under the PC411 Stock Option Plan; and the capital stock conforms to all statements relating thereto contained in the Registration Statement and Prospectus.

                  (e) The Shares included in the Units are duly authorized, and when issued and delivered pursuant to this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights of any security holder of the Company. Neither the filing of the Registration Statement nor the offering or sale of the Shares included in the Units as contemplated in this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock, except as described in the Registration Statement.

                  The Warrants included in the Units have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the right of creditors generally or by general equitable principles, and entitled to the benefits provided by the warrant agreement pursuant to which such Warrants are to be issued (the "Warrant Agreement"), which will be substantially in the form filed as an exhibit to the Registration Statement. The shares of Common Stock issuable upon exercise of the Warrants

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have been reserved for issuance upon the exercise of the Warrants and when issued in accordance with the terms of the Warrants and Warrant Agreement, will be duly and validly authorized, validly issued, fully paid and non-assessable, and free of preemptive rights and no personal liability will attach to the ownership thereof. The Warrant Agreement has been duly authorized and, when executed and delivered pursuant to this Agreement, will have been duly executed and delivered and will constitute the valid and legally binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the rights of creditors generally or by general equitable principles. The Warrants and Warrant Agreement conform to the respective descriptions thereof in the Registration Statement and Prospectus.

                  The Securities contained in the Underwriter's Option (as defined as the Underwriter's Option in the Registration Statement) have been duly authorized and, when duly issued and delivered, such securities will constitute a valid and legally binding obligation of the Company enforceable in accordance with its terms and entitled to the benefits provided by the Underwriter's Option, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the rights of creditors generally or by general equitable principles and the indemnification contained in paragraph 7 of the Underwriter's Option may be unenforceable. The Shares included in the Underwriter's Option (and the shares of Common Stock issuable upon exercise of the Warrants included therein) when issued and sold, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights and no personal liability will attach to the ownership thereof.

                  (f) This Agreement and the Underwriter's Option have been duly and validly authorized, executed, and delivered by the Company. The Company has full power and authority to authorize, issue, and sell the Securities to be sold by it hereunder on the terms and conditions set forth herein, and no consent, approval, authorization or other order of any governmental authority is required in connection with such authorization, execution and delivery or in connection with the authorization, issuance, and sale of the Securities or the Underwriter's Option, except such as may be required under the Act or state securities laws.

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                  (g) Except as described in the Prospectus, or which would not have a material adverse effect on the condition (financial or otherwise), business prospects, net worth or properties of the Company and Subsidiaries taken as a whole (a "Material Adverse Effect"), to the best of their knowledge the Company and Subsidiaries are not in material violation, breach, or default of or under, and consummation of the transactions herein contemplated and the fulfillment of the terms of this Agreement will not conflict with, or result in a material breach or violation of, any of the terms or provisions of, or constitute a material default under, or result in the creation or imposition of any material lien, charge, or encumbrance upon any of the property or assets of the Company pursuant to the terms of, any material indenture, mortgage, deed of trust, loan agreement, or other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the articles of incorporation or the by-laws of the Company, as amended, or any statute or any order, rule or regulation applicable to the Company of any court or of any regulatory authority or other governmental body having jurisdiction over the Company.

                  (h) Subject to the qualifications stated in the Prospectus, to the best of their knowledge the Company has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are not materially significant or important in relation to their business; subject to the qualifications stated in the Prospectus, to the best of their knowledge all of the material leases and subleases under which the Company is the lessor or sublessor of properties or assets or under which the Company holds properties or assets as lessee or sublessee as described in the Prospectus are in full force and effect, and, except as described in the Prospectus, to the best of their knowledge the Company is not in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and, to the best knowledge of the Company, no claim has been asserted by anyone adverse to rights of the Company as lessor, sublessor, lessee, or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the

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Company to continued possession of the leased or subleased premises or assets under any such lease or sublease except as described or referred to in the Prospectus; and the Company owns or leases all such properties described in the Prospectus as are necessary to its operations as now conducted.

                  (i) KPMG Peat Marwick, LLP, independent auditors, who have given their reports on certain financial statements filed with the Commission as a part of the Registration Statement, are with respect to the Company, independent public accountants as required by the Act and the Rules and Regulations.

                  (j) The financial statements, and schedules together with related notes, set forth in the Prospectus or the Registration Statement present fairly the financial position and results of operations and changes in cash flow position of the Company on the basis stated in the Registration Statement, at the respective dates and for the respective periods to which they apply. To the best of the Company's knowledge, said statements and schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a basis which is consistent during the periods involved except as disclosed in the Prospectus, the Registration Statement and the financial statements and notes thereto. The information set forth under the caption "Selected Financial Data" in the Prospectus fairly present, on the basis stated in the Prospectus, the information included therein.

                  (k) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus and except as otherwise disclosed or contemplated therein, the Company has not incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any transaction not in the ordinary course of business, which would have a Material Adverse Effect, and there has not been any change in the capital stock of, or any incurrence of short-term or long-term debt by, the Company or any issuance of options, warrants or other rights to purchase the capital stock of the Company or any Material Adverse Effect or any development involving, so far as the Company can now reasonably foresee, a prospective Material Adverse Effect.

                  (l) Except as set forth in the Prospectus, there is

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not now pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company is a party before or by any court or governmental agency or body, which might result in any Material Adverse Effect, nor are there any actions, suits or proceedings related to environmental matters or related to discrimination on the basis of age, sex, religion or race; and no labor disputes involving the employees of the Company exist or to the knowledge of the Company, are threatened which might be reasonably expected to have a Material Adverse Effect.

                 (m) Except as disclosed in the Prospectus, the Company has filed all necessary federal, state, and foreign income and franchise tax returns required to be filed as of the date hereof and have paid all taxes shown as due thereon; and there is no tax deficiency which has been asserted against the Company or the Subsidiaries.

                  (n) Except as disclosed in the Registration Statement, to the best of its knowledge the Company, has sufficient licenses, permits, and other governmental authorizations currently necessary for the conduct of its business or the ownership of its properties as described in the Prospectus and is in all material respects complying therewith and owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade-names, trademark registrations, service mark registrations, copyrights, and licenses necessary for the conduct of such business and has not received any notice of conflict with the asserted rights of others in respect thereof. To the best knowledge of the Company, none of the activities or business of the Company are in violation of, or cause the Company to violate, any law, rule, regulation, or order of the United States, any state, county, or locality, or of any agency or body of the United States or of any state, county or locality, the violation of which would have a Material Adverse Effect.

                  (o) The Company has not, directly or indirectly, at any time
(i) made any contributions to any candidate for political office, or failed to disclose fully any such contribution in violation of law or (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments or contributions required or allowed by

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applicable law.

                  (p) On the First Closing Date (as hereinafter defined) all transfer or other taxes, (including franchise, capital stock or other tax, other than income taxes, imposed by any jurisdiction) if any, which are required to be paid in connection with the sale and transfer of the Securities to the Underwriter hereunder will have been fully paid or provided for by the Company and all laws imposing such taxes will have been complied with in all material respects.

                  (q) All contracts and other documents of the Company which are, under the Rules and Regulations, required to be filed as exhibits to the Registration Statement have been so filed.

                  (r) Except as disclosed in the Registration Statement, the Company has no subsidiaries.

                  (s) Except as disclosed in the Registration Statement, the Company has not entered into any agreement pursuant to which any person is entitled either directly or indirectly to compensation from the Company for services as a finder in connection with the proposed public offering.

                  (t) Except as disclosed in the Prospectus and in the attached correspondence from New Valley Corporation, no officer, director, or stockholder of the Company has any National Association of Securities Dealers, Inc. (the "NASD") affiliation.

                  (u) No other firm, corporation or person has any rights to underwrite an offering of any of the Company's securities.

         2        PURCHASE, DELIVERY AND SALE OF THE SECURITIES

                  (a) Subject to the terms and conditions of this Agreement, and upon the basis of the representations, warranties, and agreements herein contained, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to buy from the Company at $5.175 per Unit, at the place and time hereinafter specified, 1,150,000 Units (the "First Units").

                  Delivery of the First Units against payment

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therefor, in immediately available funds, shall take place at the offices of
Bernstein & Wasserman, LLP, 950 Third Avenue, New York, New York (or at such other place as may be designated by agreement between the Underwriter and the Company) at 10:00 a.m., New York time, three days after the commencement of trading of the Securities on the NASD OTC Electronic Bulletin Board or at such later time and date as the Underwriter may designate in writing to the Company at least two business days prior to such purchase, but not later than December 31, 1997 such time and date of payment and delivery for the First Units being herein called the "First Closing Date."

                  (b) In addition, subject to the terms and conditions of this Agreement, and upon the basis of the representations, warranties and agreements herein contained, the Company hereby grants an option to the Underwriter to purchase all or any part of an aggregate of an additional 172,500 Units at the same price per Unit as the Underwriter shall pay for the First Units being sold pursuant to the provisions of subsection (a) of this Section 2 (such additional Units being referred to herein as the "Option Units"). This option may be exercised within 30 days after the effective date of the Registration Statement upon written notice by the Underwriter to the Company advising as to the amount of Option Units as to which the option is being exercised, the names and denominations in which the certificates for such Option Units are to be registered and the time and date when such certificates are to be delivered. Such time and date shall be determined by the Underwriter but shall not be earlier than four nor later than ten full business days after the exercise of said option (but in no event more than 40 days after the First Closing Date), nor in any event prior to the First Closing Date, and such time and date is referred to herein as the "Option Closing Date." Delivery of the Option Units against payment therefor shall take place at the offices of Bernstein & Wasserman, LLP, 950 Third Avenue, New York, New York (or at such other place as may be designated by agreement between the Underwriter and the Company). The Option granted hereunder may be exercised only to cover over-allotments in the sale by the Underwriter of First Units referred to in subsection (a) above. No Option Units shall be delivered unless all First Units shall have been delivered to the Underwriter as provided herein.

                  (c) The Company will make the certificates for the

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Securities to be purchased by the Underwriter hereunder available to the
Underwriter for checking at least two full business days prior to the First Closing Date or the Option Closing Date,(which are collectively referred to herein as the "Closing Dates"). The certificates shall be in such names and denominations as the Underwriter may request, at least three full business days prior to the First Closing Date. Delivery of the certificates at the time and place specified in this Agreement is a further condition to the obligations of the Underwriter.

                  Definitive certificates in negotiable form for the Securities to be purchased by the Underwriter hereunder will be delivered by the Company to the Underwriter for the account of the Underwriter against payment of the respective purchase prices by the Underwriter, by wire transfer in immediately available funds, payable to the Company.

                  In addition, in the event the Underwriter exercises the option to purchase from the Company all or any portion of the Option Units pursuant to the provisions of subsection (b) above, payment for such Units shall be made to or upon the order of the Company by certified or bank cashier's checks payable in immediately available funds at the offices of Bernstein & Wasserman, LLP, 950 Third Avenue, New York, New York (or at such other place as may be designated by agreement between the Underwriter and the Company), at the time and date of delivery of such Units as required by the provisions of subsection (b) above, against receipt of the certificates for such Units by the Underwriter for the Underwriter's account registered in such names and in such denominations as the Underwriter may reasonably request.

                  It is understood that the Underwriter proposes to offer the Securities to be purchased hereunder to the public upon the terms and conditions set forth in the Registration Statement, after the Registration Statement becomes effective.

         3        COVENANTS OF THE COMPANY. The Company covenants and agrees with the Underwriter that:

                  (a) The Company will use its best efforts to cause the Registration Statement to become effective. If required, the Company will file the Prospectus and any amendment or supplement

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thereto with the Commission in the manner and within the time period required by Rule 424(b) under the Act. Upon notification from the Commission that the Registration Statement has become effective, the Company will so advise the Underwriter and will not at any time, whether before or after the effective date, file any amendment to the Registration Statement or supplement to the Prospectus of which the Underwriter shall not previously have been advised and furnished with a copy or to which the Underwriter or its counsel shall have reasonably objected in writing or which is not in compliance with the Act and the Rules and Regulations. At any time prior to the later of (A) the completion by the Underwriter of the distribution of the Securities contemplated hereby (but in no event more than nine months after the date on which the Registration Statement shall have become or been declared effective) and (B) 90 days after the date on which the Registration Statement shall have become or been declared effective, the Company will prepare and file with the Commission, promptly upon the Underwriter's request, any amendments or supplements to the Registration Statement or Prospectus which, in the opinion of counsel to the Company and the Underwriter, may be reasonably necessary or advisable in connection with the distribution of the Securities.

                  As soon as the Company is advised thereof, the Company will advise the Underwriter, and provide the Underwriter copies of any written advice, of the receipt of any comments of the Commission, of the effectiveness of any post-effective amendment to the Registration Statement, of the filing of any supplement to the Prospectus or any amended Prospectus, of any request made by the Commission for an amendment of the Registration Statement or for supplementing of the Prospectus or for additional information with respect thereto, of the issuance by the Commission or any state or regulatory body of any stop order or other order or threat thereof suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering in any jurisdiction, or of the institution of any proceedings for any of such purposes, and will use its best efforts to prevent the issuance of any such order, and, if issued, to obtain as soon as possible the lifting thereof.

                  The Company has caused to be delivered to the

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Underwriter copies of each Preliminary Prospectus, and the Company has consented and hereby consents to the use of such copies for the purposes permitted by the Act. The Company authorizes the Underwriter and dealers to use the Prospectus in connection with the sale of the Securities for such period as in the opinion of counsel to the Underwriter and the Company the use thereof is required to comply with the applicable provisions of the Act and the Rules and Regulations. In case of the happening, at any time within such period as a Prospectus is required under the Act to be delivered in connection with sales by the Underwriter or any dealer, of any event of which the Company has knowledge and which has a Material Adverse Effect on the Company or the securities of the Company, or which in the opinion of counsel for the Company and counsel for the Underwriter should be set forth in an amendment of the Registration Statement or a supplement to the Prospectus in order to make the statements therein not then misleading, in light of the circumstances existing at the time the Prospectus is required to be delivered to a purchaser of the Securities or in case it shall be necessary to amend or supplement the Prospectus to comply with law or with the Rules and Regulations, the Company will notify the Underwriter promptly and forthwith prepare and furnish to the Underwriter copies of such amended Prospectus or of such supplement to be attached to the Prospectus, in such quantities as the Underwriter may reasonably request, in order that the Prospectus, as so amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material facts necessary in order to make the statements in the Prospectus, in the light of the circumstances under which they are made, not misleading. The preparation and furnishing of any such amendment or supplement to the Registration Statement or amended Prospectus or supplement to be attached to the Prospectus shall be without expense to the Underwriter, except that in case the Underwriter is required, in connection with the sale of the Securities to deliver a Prospectus nine months or more after the effective date of the Registration Statement, the Company will upon request of and at the expense of the Underwriter, amend or supplement the Registration Statement and Prospectus and furnish the Underwriter with reasonable quantities of prospectuses complying with Section 10(a)(3) of the Act.

                  The Company will comply with the Act, the Rules and Regulations and the Securities Exchange Act of 1934 (the

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"Exchange Act") and the rules and regulations thereunder in connection with the offering and issuance of the Securities.

                  (b) The Company will furnish such information as may be required and to otherwise cooperate and use its best efforts to qualify to register the Securities for sale under the securities or "blue sky" laws of such jurisdictions as the Underwriter may designate and will make such applications and furnish such information as may be required for that purpose and to comply with such laws, provided the Company shall not be required to qualify as a foreign corporation or a dealer in securities or to execute a general consent of service of process in any jurisdiction in any action other than one arising out of the offering or sale of the Securities. The Company will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for so long a period as the counsel to the Company and the Underwriter deem reasonably necessary.

                  (c) If the sale of the Securities provided for herein is not consummated as a result of the Company not performing its obligations hereunder in all material respects, the Company shall pay all costs and expenses incurred by it which are incident to the performance of the Company's obligations hereunder, including but not limited to, all of the accountable out of pocket expenses of the Underwriter up to $100,000.00 (including the reasonable fees and expenses of counsel to the Underwriter).

                  (d) The Company will use its best efforts to (i) cause a registration statement under the Exchange Act to be declared effective concurrently with the completion of this offering and will notify the Underwriter in writing immediately upon the effectiveness of such registration statement, and (ii) obtain and keep current a listing in the Standard & Poors Corporation Description or Moody's OTC Industrial Manual.

                  (e) For so long as the Company is a reporting company under either Section 12(g) or 15(d) of the Exchange Act of 1934, the Company, at its expense, will furnish to its stockholders an annual report (including financial statements audited by independent public accountants), in reasonable detail and at its expense, will furnish to the Underwriter during the period ending five
(5) years from the date hereof, (i) as soon as practicable

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after the end of each fiscal year, but no earlier than the filing of such information with the Commission a balance sheet of the Company and any of its subsidiaries as at the end of such fiscal year, together with statements of income, surplus and cash flow of the Company and any subsidiaries for such fiscal year, all in reasonable detail and accompanied by a copy of the certificate or report thereon of independent accountants; (ii) as soon as practicable after the end of each of the first three fiscal quarters of each fiscal year, but no earlier than the filing of such information with the Commission, consolidated summary financial information of the Company for such quarter in reasonable detail; (iii) as soon as they are publicly available, a copy of all reports (financial or other) mailed to security holders; (iv) as soon as they are publicly available, a copy of all non-confidential reports and financial statements furnished to or filed with the Commission or any securities exchange or automated quotation system on which any class of securities of the Company is listed; and (v) such other information as the Underwriter may from time to time reasonably request. Notwithstanding the above, reports provided by the Company to the Commission shall be deemed satisfactory for the foregoing purposes.

                  (f) So long as the Company has an active subsidiary or subsidiaries, such financial statements referred to in subsection (e) above will be on a consolidated basis to the extent the accounts of the Company and its subsidiary or subsidiaries are consolidated in reports furnished to its stockholders generally.

                  (g) The Company will deliver to the Underwriter at or before the First Closing Date two signed copies of the Registration Statement including all financial statements and exhibits filed therewith, and of all amendments thereto, and will deliver to the Underwriter such number of conformed copies of the Registration Statement, including such financial statements but without exhibits, and of all amendments thereto, as the Underwriter may reasonably request. The Company will deliver to or upon the Underwriter's order, from time to time until the effective date of the Registration Statement, as many copies of any Preliminary Prospectus filed with the Commission prior to the effective date of the Registration Statement as the Underwriter may reasonably request. The Company will deliver to the

Underwriter on the effective date of the Registration Statement and thereafter for so long as a Prospectus is required to be delivered under the Act, from time to time, as many copies of the Prospectus, in final form, or as thereafter amended or supplemented, as the Underwriter may from time to time reasonably request.

                  (h) The Company will make generally available to its Common Stock holders and to the registered holders of its Warrants and deliver to the Underwriter as soon as it is practicable to do so but in no event later than 90 days after the end of twelve months after its current fiscal quarter, an earnings statement (which need not be audited) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement, which shall satisfy the requirements of Section 11(a) of the Act.

                  (i) The Company will apply the net proceeds from the sale of the Securities substantially for the purposes set forth under "Use of Proceeds" in the Prospectus, and will file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required pursuant to Rule 463 under the Act.

                  (j) The Company will promptly prepare and file with the Commission any amendments or supplements to the Registration Statement, Preliminary Prospectus or Prospectus and take any other action, which in the opinion of counsel to the Underwriter and counsel to the Company, may be reasonably necessary or advisable in connection with the distribution of the Securities, and will use its best efforts to cause the same to become effective as promptly as possible.

                  (k) The Company will reserve and keep available that maximum number of its authorized but unissued securities which are issuable upon exercise of the Underwriter's Option outstanding from time to time.

                  (l) (1) For a period of eighteen (18) months from the effective date of the Registration Statement, no shareholder prior to the offering will, directly or indirectly, publicly offer, sell (including any short sale), grant any option for the sale of, acquire any option to dispose of, or otherwise dispose of any shares of Common Stock without the prior written consent of the Underwriter, other than as set forth in the Registration Statement. In order to enforce this covenant, the Company shall impose stop-transfer instructions with respect to the shares owned by every shareholder prior to the offering until the end of such period (subject to any exceptions to such limitation on transferability set forth in the Registration Statement). If necessary to comply with any applicable Blue-sky Law, the shares held by such shareholders will be escrowed with counsel for the Company or otherwise as required.

                  (2) Except for the issuance of shares of capital stock by the Company in connection with (i) a dividend, recapitalization, reorganization or similar transactions (ii) the exercise of warrants or options disclosed in or issued or granted pursuant to plans disclosed in the Registration Statement and
(iii) acquisitions (in whole or in part), mergers, consolidations, joint ventures and other combinations, the Company shall not, for a period of twenty four (24) months following the effective date of the Registration Statement, directly or indirectly, offer, sell or issue any shares of its capital stock, or any security exchangeable or exercisable for, or convertible into, shares of the capital stock, without the prior written consent of the Underwriter.

                  (m) Upon completion of this offering, the Company will make all filings required, including registration under the Securities Exchange Act of 1934, to obtain the listing of the Units, the Shares and Warrants on the NASD Over-the-Counter Electronic Bulletin Board, and will use its best efforts to effect and maintain a listing on the NASDAQ System or a national securities exchange for at least five years from the date of this Agreement to the extent that the Company has at least 300 record holders of Common Stock.

                  (n) Except for the transactions contemplated by this Agreement or as otherwise permitted by law, the Company represents that it has not taken and agrees that it will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Units, the Shares or the Warrants or to facilitate the sale or resale of the Securities.

                  (o) On the First Closing Date and simultaneously with the delivery of the Securities, the Company shall execute and deliver the Underwriter's Option. The Underwriter's Option will be substantially in the form filed as an Exhibit to the Registration Statement.

                  (p) Intentionally Omitted

                  (q) Prior to the First Closing Date, the Company will have in force key person life insurance on the life of Mr. Dean R. Eaker and other management personnel in an amount of not less than $2,000,000.00, payable to the Company, and will use its best efforts to maintain such insurance for a three year period.

                  (r) So long as any Warrants are outstanding and the exercise price of the Warrants is less than the market price of the Common Stock, the Company shall use its best efforts to cause post-effective amendments to the Registration Statement to become effective in compliance with the Act and without any lapse of time between the effectiveness of any such post-effective amendments and cause a copy of each Prospectus, as then amended, to be delivered to each holder of record of a Warrant and to furnish to the Underwriter and each dealer as many copies of each such Prospectus as such Underwriter or dealer may reasonably request. The Company shall not call for redemption any of the Warrants unless a registration statement covering the securities underlying the Warrants has been declared effective by the Commission and remains current at least until the date fixed for redemption.

                  (s) For a period of three (3) years from the Effective Date, the Company, at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit) the Company's financial statements for each of the first three (3) fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's 10-Q quarterly report and the mailing of quarterly financial information to stockholders, provided that the Company shall not be required to file a report of such accountants relating to such review with the Commission.

                  (t) Intentionally omitted.

                  (u) The Company hereby agrees that:

                           (1) The Company will pay a finder's fee to the
Underwriter, equal to five percent (5%) of the first $3,000,000 of the consideration involved in any transaction, 4% of the next $3,000,000 of consideration involved in the transaction, 3% of the next $2,000,000, 2% of the next $2,000,000 and 1% of the excess, if any, for future consummated transactions, if any, introduced by the Underwriter (including mergers, acquisitions, joint ventures, and any other business for the Company introduced by the Underwriter) consummated by the Company (an "Introduced Consummated Transaction"), in which the Underwriter introduced the other party to the Company during a period ending five years following the First Closing Date; and

                           (2) That any such finder's fee due hereunder will be
paid in cash or other consideration that is acceptable to the Underwriter, at the closing of the particular Introduced Consummated Transaction for which the finder's fee is due.

                  (v) The Company agrees to pay the Underwriter a warrant solicitation fee equal to 4% of the exercise price for each solicited warrant exercised, payable upon exercise of the Warrant. However, no compensation will be paid to the Underwriter in connection with the exercise of the Warrant if
(a) the market price of the underlying shares of Common Stock is lower than the exercise price of the Warrants, (b) the Warrants are held in a discretionary account, except where prior specific written approval for the exercise has been received, (c) the Warrants are exercised in an unsolicited transaction, (d) the Underwriter has not provided bona fide services in connection with the solicitation of the Warrant, (e) the holder of the Warrant has not in writing designated the Underwriter as the party to receive the solicitation fee, or (f) the compensation arrangements have not been disclosed at the time of the exercise. In addition, unless granted an exemption by the Commission from the trading practice rules, the Underwriter will be prohibited from engaging in any market making activity or solicited brokerage activities with regard to the Securities for the periods prescribed by such rules or the termination by waiver or otherwise of any right the Underwriter may have to receive a fee for the exercise of the Warrants following such solicitation.

         4    CONDITIONS OF UNDERWRITERS' OBLIGATION. The obligations of the
Underwriter to purchase and pay for the Units and the Shares and Warrants included in the Units which it has agreed to purchase hereunder, are subject to the accuracy (as of the date hereof, and as of the Closing Dates) of and compliance with the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder, and to the following conditions:

                  (a) The Registration Statement shall have become effective and the Underwriter shall have received notice thereof not later than 10:00 a.m., New York time, on the day following the date of this Agreement, or at such later time or on such later date as to which the Underwriter may agree in writing; on or prior to the Closing Dates no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that or a similar purpose shall have been instituted or shall be pending or, to the Underwriter's knowledge or to the knowledge of the Company shall be contemplated by the Commission; any request on the part of the Commission for additional information shall have been complied with to the satisfaction of the Commission; and no stop order shall be in effect denying or suspending effectiveness of such qualification nor shall any stop order proceedings with respect thereto be instituted or pending or threatened. If required, the Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) under the Act.

                  (b) At the First Closing Date, the Underwriter shall have received the opinion, dated as of the First Closing Date, of the Law Offices of Morse, Zelnick, Rose & Lander, LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, to the effect that:

                           (i) the Company has been duly incorporated and is
validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to own its properties and conduct its business as described in the Registration Statement and Prospectus and is duly qualified or licensed to do business as a foreign corporation and is in good standing in each other jurisdiction in which the ownership or leasing of its properties or conduct of its business requires such qualification except where the failure to qualify or be licensed will not have a Material Adverse Effect;

jurisdiction in which the ownership or leasing of its properties or conduct of its business requires such qualification except where the failure to qualify or be licensed will not have a Material Adverse Effect;

                           (ii) the authorized capitalization of the Company as
of December 31, 1996 is as set forth under "Capitalization" in the Prospectus; all shares of the Company's outstanding Common Stock have been duly authorized, validly issued, fully paid and non-assessable and conform in all material respects to the description thereof contained in the Prospectus; to such counsel's knowledge the outstanding shares of Common Stock of the Company have not been issued in violation of the preemptive rights of any shareholder and the shareholders of the Company do not have any preemptive rights or other rights to subscribe for or to purchase, nor are there any restrictions upon the voting or transfer of, any of the Shares except as provided in the Prospectus; the Units, the Shares, the Warrants, the Underwriter's Option, and the Warrant Agreement conform in all material respects to the respective descriptions thereof contained in the Prospectus; the Units, the Shares and Warrants have been, and the shares of Common Stock to be issued upon exercise of the Warrants and the Underwriter's Option, upon issuance in accordance with the terms of such Warrants, the Warrant Agreement and Underwriter's Option will have been duly authorized and, when issued and delivered in accordance with their respective terms, will be duly and validly issued, fully paid, non-assessable, free of preemptive rights and no personal liability will attach to the ownership thereof; to the best of counsel's knowledge all prior sales by the Company of the Company's securities have been made in compliance with or under an exemption from registration under the Act and applicable state securities laws; a sufficient number of shares of Common Stock has been reserved for issuance upon exercise of the Warrants and Underwriter's Option and to the best of such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any registration rights other than those which have been waived or satisfied for or relating to the registration of any shares of Common Stock or as otherwise being exercised in connection with the concurrent offering;

                           (iii) this Agreement, the Underwriter's Option, and
the Warrant Agreement have been duly and validly authorized, executed, and delivered by the Company;

                           (iv) the certificates evidencing the shares of
Common Stock comply with the Delaware General Corporation Law; the Warrants will be exercisable for shares of Common Stock in accordance with the terms of the Warrants and at the prices therein provided for;

                           (v) except as otherwise disclosed in the
Registration Statement, such counsel knows of no pending or threatened legal or governmental proceedings to which the Company is a party which would have a Materially Adversely Effect the business, property, financial condition, or operations of the Company; or which question the validity of the Securities, this Agreement, the Warrant Agreement, or the Underwriter's Option, or of any action taken or to be taken by the Company pursuant to this Agreement, the Warrant Agreement, or the Underwriter's Option; to such counsel's knowledge there are no governmental proceedings or regulations required to be described or referred to in the Registration Statement which are not so described or referred to;

                           (vi) the execution and delivery of this Agreement,
the Underwriter's Option, or the Warrant Agreement and the incurrence of the obligations herein and therein set forth and the consummation of the transactions herein or therein contemplated, will not result in a breach or violation of, or constitute a default under the certificate or articles of incorporation or by-laws of the Company, or to the best knowledge of counsel after due inquiry, in the performance or observance of any material obligations, agreement, covenant, or condition contained in any bond, debenture, note, or other evidence of indebtedness or in any material contract, indenture, mortgage, loan agreement, lease, joint venture, or other agreement or instrument to which the Company is a party or by which it or any of its properties is bound or in violation of any order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality, or court, domestic or foreign, the result of which would have a Material Adverse Effect;

                           (vii) the Registration Statement has become
effective under the Act, and to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for that purpose have been instituted or are pending before, or threatened by, the Commission; the Registration Statement and the Prospectus (except for the financial statements and other financial data contained therein, or omitted therefrom, as to which such counsel need express no opinion) as of the Effective Date comply as to form in all material respects with the applicable requirements of the Act and the Rules and Regulations;

                           (viii) in the course of preparation of the
Registration Statement and the Prospectus such counsel has participated in conferences with the President and Chief Executive Officer of the Company with respect to the Registration Statement and Prospectus and such discussions did not disclose to such counsel any information which gives such counsel reason to believe that the Registration Statement or any amendment thereto at the time it became effective contained any untrue statement of a material fact required to be stated therein or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any supplement thereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make statements therein, in light of the circumstances under which they were made, not misleading (except, in the case of both the Registration Statement and any amendment thereto and the Prospectus and any supplement thereto, for the financial statements, notes thereto, and other financial information (including without limitation, the pro forma financial information) and schedules contained therein, as to which such counsel need express no opinion);

                           (ix) all descriptions in the Registration Statement
and the Prospectus, and any amendment or supplement thereto, of contracts and other agreements to which the Company or any Subsidiary is a party are accurate and fairly present in all material respects the information required to be shown, and such counsel is familiar with all contracts and other agreements referred to in the Registration Statement and the Prospectus and any such amendment or supplement or filed as exhibits to the Registration Statement, and such counsel does not know of any contracts or agreements to which the Company or any Subsidiary is a party of a character required to be summarized or described therein or to be filed as exhibits thereto which are not so summarized, described, or filed;

                           (x) no authorization, approval, consent, or license
of any governmental or regulatory authority or agency is necessary in connection with the authorization, issuance, transfer, sale, or delivery of the Securities by the Company, in connection with the execution, delivery, and performance of this Agreement by the Company or in connection with the taking of any action contemplated herein, or the issuance of the Underwriter's Option or the Securities underlying the Underwriter's Option, other than registrations or qualifications of the Units, the Shares or Warrants under applicable state or foreign securities or Blue Sky laws and registration under the Act; and

                           (xi) the Units, the Shares and Warrants have been
duly authorized for quotation on the National Association of Securities Dealers Over-the-Counter Electronic Bulletin.

                  Such opinions shall also cover such matters incident to the transactions contemplated hereby as the Underwriter or counsel for the Underwriter shall reasonably request. In rendering such opinion, such counsel may rely upon certificates of any officer of the Company or public officials as to matters of fact; and may rely as to all matters of law other than the laws of the United States or of the States of Delaware and New York upon opinions of counsel satisfactory to the Underwriter, in which case the opinion shall state that they have no reason to believe that the Underwriter and they are not entitled to so rely.

                  Such opinions shall be governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991) and shall be subject to the qualifications,exceptions, definitions, limitations on coverage and other limitations set forth therein and in such opinions. Qualifications in such opinions as to knowledge or the absence of knowledge shall be based upon and limited to the "Actual Knowledge" (as defined in the Accord) of the "Primary Lawyer Group" (as defined in such opinions). In rendering such opinions, such legal counsel shall be entitled to rely upon Public Authority Documents and upon information provided by client officials in written Certificates provided that copies of such Public Authority Documents and Certificates are attached as exhibits to the written opinion of legal counsel. The term "Public Authority Documents" shall have the meaning ascribed to it in the Accord.

                  (c) At the First Closing Date, the Underwriter shall have received the opinion of Gottlieb, Rackman & Reisman, P.C., trademark counsel, in form and substance satisfactory to you, identifying any trademark searches conducted with respect to the Company's trademarks and trademark applications and providing that the description in the Registration Statement with respect to the status of such trademark applications is accurate, that the Company owns the entire right, title and interest in and to such trademarks and trademark applications as described in the Prospectus and has not received any notice of conflict with the asserted rights of others in respect thereof other than as set forth in the Registration Statement and the Prospectus and that the statements in the Prospectus under the captions "Prospectus Summary--The Company", "Risk Factors--Intellectual Property; Failure to Protect Intellectual Property Rights May Adversely Affect the Company" are true and correct. In addition, the Company is the owner of the Copyright in its "PC411 For Windows Release 1.2", covered in Copyright Registration Certificate No. TX 4-284-308, dated May 2, 1996.

                  (d) All corporate proceedings and other legal matters relating to this Agreement, the Registration Statement, the Prospectus and other related matters shall be satisfactory to or approved by Bernstein & Wasserman, LLP, counsel to the Underwriter.

                  (e) The Underwriter shall have received a letter prior to the effective date of the Registration Statement and again on and as of the First Closing Date from KPMG Peat Marwick, LLP, independent public accountants for the Company, substantially in the form reasonably acceptable to the Underwriter.

                  (f) At the Closing Dates, (i) the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects with the same effect as if made on and as of the Closing Dates taking into account for the Option Closing Dates the effect of the transactions contemplated hereby and the Company shall have performed all of its obligations hereunder and satisfied all the conditions on its part to be satisfied at or prior to such First Closing Date; (ii) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations, and shall in all material respects conform to the requirements thereof, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;
(iii) there shall have been, since the respective dates as of which information is given, no Material Adverse Effect, or to the Company's knowledge, any development involving a prospective Material Adverse Effect from that set forth in the Registration Statement and the Prospectus, except changes which the Registration Statement and Prospectus indicate might occur after the effective date of the Registration Statement, and the Company and the Subsidiaries shall not have incurred any material liabilities or entered into any material agreement not in the ordinary course of business other than as referred to in the Registration Statement and Prospectus; (iv) except as set forth in the Prospectus, no action, suit, or proceeding at law or in equity shall be pending or threatened against the Company or any Subsidiaries which would be required to be set forth in the Registration Statement, and no proceedings shall be pending or threatened against the Company or any Subsidiary before or by any commission, board, or administrative agency in the United States or elsewhere, wherein an unfavorable decision, ruling, or finding would have a Material Adverse Effect, (v) the Underwriter shall have received, at the First Closing Date, a certificate signed by the President and the Chief Executive Officer of the Company, dated as of the First Closing Date, evidencing compliance with the provisions of this subsection (e) and (vi) the Underwriter shall have received, at the First Closing Date, such opinions, certificates, letters and other documents as it reasonably requests.

                  (g) Upon exercise of the option provided for in Section 2(b) hereof, the obligations of the Underwriter to purchase and pay for the Option Units referred to therein will be subject (as of the date hereof and as of the Option Closing Date) to the following additional conditions:

                           (i) The Registration Statement shall remain
effective at the Option Closing Date, and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending, or, to the Underwriter's knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any reasonable request on the part of the Commission for additional information shall have been complied with to the satisfaction of the Commission.

                           (ii) At the Option Closing Date there shall have
been delivered to the Underwriter the signed opinion of Morse, Zelnick, Rose & Lander, LLP. counsel to the Company, dated as of the Option Closing Date, in form and substance reasonably satisfactory to Bernstein & Wasserman, LLP, counsel to the Underwriter, which opinion shall be substantially the same in scope and substance as the opinion furnished to you at the First Closing Date pursuant to Sections 4(b) hereof, except that such opinion, where appropriate, shall cover the Option Units.

                           (iii) At the Option Closing Date there shall have be
delivered to the Underwriter a certificate of the President and the Chief Executive Officer of the Company and such other opinions, certificates, letters and other documents as it reasonably requests, dated the Option Closing Date, in form and substance reasonably satisfactory to Bernstein & Wasserman, LLP, counsel to the Underwriter, substantially the same in scope and substance as the certificate or certificates furnished to you at the First Closing Date pursuant to Section 4(e) hereof.

                           (iv) At the Option Closing Date there shall have
been delivered to the Underwriter a letter in form and substance satisfactory to the Underwriter from KPMG Peat Marwick, LLP, independent auditors, dated the Option Closing Date and addressed to the Underwriter confirming the information in their letter referred to in Section 4(d) hereof and stating that nothing has come to their attention during the period from the ending date of their review referred to in said letter to a date not more than five business days prior to the Option Closing Date, which would require any change in said letter if it were required to be dated the Option Closing Date.

                  (h) All proceedings taken at or prior to the Option Closing Date in connection with the sale and issuance of the Option Units shall be reasonably satisfactory in form and substance to you, and you and Bernstein & Wasserman, LLP, counsel to the Underwriter, shall have been furnished with all such documents, certificates, and opinions as you may reasonably request in connection with this transaction in order to evidence the accuracy and completeness of any of the representations, warranties, or statements of the Company or its compliance with any of the covenants or conditions contained herein

                  (i) No action shall have been taken by the Commission or the NASD the effect of which would make it improper, at any time prior to either of the Closing Dates, for members of the NASD to execute transactions (as principal or agent) in the Units, the Shares, the Common Stock, or the Warrants and no proceedings for the taking of such action shall have been instituted or shall be pending, or, to the knowledge of the Underwriter or the Company, shall be contemplated by the Commission or the NASD. The Company represents that at the date hereof it has no knowledge that any such action is in fact contemplated by the Commission or the NASD.

                  (j) If any of the conditions herein provided for in this Section shall not have been fulfilled in all material respects as of the date indicated, this Agreement and all obligations of the Underwriter under this Agreement may be cancelled at, or at any time prior to,either of the Closing Dates by the Underwriter notifying the Company of such cancellation in writing or by telegram at or prior to the First Closing Date. Any such cancellation shall be without liability of the Underwriter to the Company.

         5        CONDITIONS OF THE OBLIGATIONS OF THE COMPANY. The obligation of the Company to sell and deliver the Securities is subject to the following conditions:

                  (a) The Registration Statement shall have become effective not later than 10:00 a.m. New York time, on the day following the date of this Agreement, or on such later date as the Company and the Underwriter may agree in writing.

                  (b) At the Closing Dates, no stop orders suspending the effectiveness of the Registration Statement shall have been issued under the Act or any proceedings therefor initiated or threatened by the Commission.

                  If the conditions to the obligations of the Company provided for in this Section have been fulfilled on the First Closing Date but are not fulfilled after the First Closing Date and prior to the Option Closing Date, then only the obligation of the Company to sell and deliver the Option Units on exercise of the option provided for in Section 2(b) hereof shall be affected.

         6        INDEMNIFICATION.

                  (a) The Company agrees (i) to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, claims, damages, or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees), to which such Underwriter or such controlling person may become subject, under the Act or otherwise, and (ii) to reimburse, as incurred, the Underwriter and such controlling persons for any legal or other expenses reasonably incurred in connection with investigating, defending against or appearing as a third party witness in connection with any losses, claims, damages, or liabilities; insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) relating to (i) and (ii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, (B) any blue sky application or other document executed by the Company specifically for that purpose containing written information specifically furnished by the Company and filed in any state or other jurisdiction in order to qualify any or all of the Securities under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), or arise out of or are based upon the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be required to indemnify the Underwriter and any controlling person or be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use in the preparation of the Registration Statement or any such amendment or supplement thereof or any such Blue Sky Application or any such Preliminary Prospectus or the Prospectus or any such amendment or supplement thereto; provided, further that the indemnity with respect to any Preliminary Prospectus shall not be applicable on account of any losses, claims, damages, liabilities, or litigation arising from the sale of Securities to any person if a copy of the Prospectus was not delivered to such person at or prior to the written confirmation of the sale to such person. This indemnity will be in addition to any liability which the Company may otherwise have.

                  (b) The Underwriter will indemnify and hold harmless the Company, each of its directors, each nominee (if any) for director named in the Prospectus, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act against any losses, claims, damages, or liabilities joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and reasonable attorneys' fees) to which the Company or any such director, nominee, officer, or controlling person may become subject under the Act or otherwise, and to reimburse, as incurred, the Company and the other indemnified parties under this Section 6(b) for any legal or other expenses reasonably incurred in connection with investigating, defending against, or appearing as a third party witness in connection with any losses, claims, damages or liabilities insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, and Blue Sky Application executed by the Underwriter for that purpose containing written information specifically furnished by the Underwriter and filed in any state or other jurisdiction in order to qualify any or all of the Securities under the securities laws thereof, or arise out of or are based upon the omission or the alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or in any Blue Sky Application, a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or any Blue Sky Application in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in the preparation thereof and for any violation by the Underwriter in the sale of such Securities of any applicable state or federal law or any rule, regulation or instruction thereunder relating to violations based on unauthorized statements by Underwriter or its representatives, provided that such violation is not based upon any violation of such law, rule, or regulation or instruction by the party claiming indemnification or inaccurate or misleading information furnished by the Company or its representatives, including information furnished to the Underwriter as contemplated herein. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify in writing the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that the reasonable fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party or (ii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party and in the reasonable judgment of the counsel to the indemnified party, it is advisable for the indemnified party to be represented by separate counsel (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the indemnified party, which firm shall be designated in writing by the indemnified party). No settlement of any action against an indemnified party shall be made without the consent of the indemnified party, which shall not be unreasonably withheld in light of all factors of importance to such indemnified party. If it is ultimately determined that indemnification is not permitted, then an indemnified party will return all monies advanced to the indemnifying party.

         7. CONTRIBUTION. In order to provide for just and equitable contribution under the Act in any case in which the indemnification provided in
Section 6 hereof is requested but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that the express provisions of Section 6 provide for indemnification in such case, then the Company and the Underwriter, shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys'
fees) (after contribution from others) in such proportions that (i) the Underwriter is responsible in the aggregate for that portion of such losses, claims, damages, or liabilities represented by the percentage that the underwriting discount per Security appearing on the cover page of the Prospectus bears to the public offering price appearing thereon, (ii) the Company shall be responsible for the remaining portion, provided, however, that if such allocation is not permitted by applicable law, then such losses, claims, damages or liabilities shall be allocated in such proportion as is appropriate to reflect relative benefits but also the relative fault of the Company, and the Underwriter, in the aggregate, in connection with the statements or omissions which resulted in such damages and other relevant equitable considerations shall also be considered. The relative fault shall be determined by reference to, among other things, whether in the case of an untrue statement of a material fact or the omission to state a material fact, such statement or omission relates to information supplied by the Company, or the Underwriter and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such untrue statement or omission. The Company, and the Underwriter agree that it would not be just and equitable if the respective obligations of the Company, and the Underwriter to contribute pursuant to this Section 7 were to be determined by pro rata or per capita allocation of the aggregate damages or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 7. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. If the full amount of the contribution specified in this paragraph is not permitted by law, then the Underwriter and each person who controls the Underwriter, and the Company, its officers, directors, and controlling persons shall be entitled to contribution from one another to the full extent permitted by law. The foregoing contribution agreement shall in no way affect the contribution liabilities of any persons having liability under
Section 11 of the Act other than the Company and the Underwriter. No contribution shall be requested with regard to the settlement of any matter from any party who did not consent to the settlement; provided, however, that such consent shall not be unreasonably withheld in light of all factors of importance to such party.

         8.       COSTS AND EXPENSES.

                  (a) Whether or not this Agreement becomes effective or the sale of the Securities to the Underwriter is consummated, the Company will pay all costs and expenses incident to the performance of this Agreement by the Company including, but not limited to, the fees and expenses of counsel to the Company and of the Company's accountants; the costs and expenses incident to the preparation, printing, filing, and distribution under the Act of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), Preliminary Prospectus, and the Prospectus, as amended or supplemented, the fee of the NASD in connection with the filing required by the NASD relating to the offering of the Securities contemplated hereby; all expenses, including reasonable fees not to exceed $50,000 (which does not include blue sky filing fees) and disbursements of counsel to the Underwriter, in connection with the qualification of the Securities under the state securities or blue sky laws which the Underwriter shall designate; the cost of printing and furnishing to the Underwriter copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, this Agreement, and the Blue Sky Memorandum, any fees relating to the listing of the Units, the Shares, and Warrants on the NASD OTC Electronic Bulletin Board and NASDAQ or any other securities exchange; the cost of printing the certificates representing the securities comprising the Securities; fees for bound volumes and prospectus memorabilia; and the fees of the transfer agent and warrant agent. The Company shall pay any and all taxes (including any transfer, franchise, capital stock, or other tax imposed by any jurisdiction) on sales to the Underwriter hereunder. The Company will also pay all costs and expenses incident to the furnishing of any amended Prospectus or of any supplement to be attached to the Prospectus as called for in Section 3(a) of this Agreement except as otherwise set forth in said Section.

                  (b) In addition to the foregoing expenses the Company shall at the First Closing Date pay to the Underwriter a non-accountable expense allowance of $198,375, representing the non-accountable expense allowance attributed to Securities. In the event the over-allotment option is exercised, the Company shall pay to the Underwriter at the Option Closing Date an additional amount in the aggregate equal to 3.0% of the gross proceeds received upon exercise of the over-allotment option. In the event the transactions contemplated hereby are not consummated by reason of any action by the Underwriter (except if such prevention is based upon a breach by the Company of any covenant, representation, or warranty contained herein or because any other condition to the Underwriter's obligations hereunder required to be fulfilled by the Company is not fulfilled) the Company shall not be liable for any expenses of the Underwriter, including the Underwriter's legal fees. In the event the transactions contemplated hereby are not consummated by reason of the Company being unable to perform its obligations hereunder in all material respects, the Company shall be liable for the actual accountable out-of-pocket expenses of the Underwriter, including reasonable legal fees, not to exceed in the aggregate $100,000.00.

                  (c) Except as disclosed in the Registration Statement, no person is entitled either directly or indirectly to compensation from the Company, from the Underwriter or from any other person for services as a finder in connection with the proposed offering, and the Company and the Underwriter each agree to indemnify and hold harmless the other, against any losses, claims, damages, or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all reasonable attorneys' fees), to which the Underwriter or person may become subject insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon the claim of any person (other than an employee of the party claiming indemnity) or entity that he or it is entitled to a finder's fee in connection with the proposed offering by reason of such person's or entity's influence or prior contact with the indemnifying party.

         9. EFFECTIVE DATE. The Agreement shall become effective upon its execution except that the Underwriter may, at its option, delay its effectiveness until 11:00 a.m., New York time on the first full business day following the effective date of the Registration Statement, or at such earlier time on such business day after the effective date of the Registration Statement as the Underwriter in its discretion shall first commence the initial public offering of the Securities. The time of the initial public offering shall mean the time of release by the Underwriter of the first newspaper advertisement with respect to the Securities or the time when the Securities are first generally offered by the Underwriter to dealers by letter or telegram, whichever shall first occur. This Agreement may be terminated by the Underwriter at any time before it becomes effective as provided above, except that Sections 3(c), 6, 7, 8, 12, 13, 14, and 15 shall remain in effect notwithstanding such termination.

         10.      TERMINATION.

                  (a) After this Agreement becomes effective, this Agreement, except for Sections 3(c), 6, 7, 8, 12, 13, 14, and 15 hereof, may be terminated at any time prior to the First Closing Date, and the option referred to in
Section 2(b) hereof, if exercised, may be cancelled at any time prior to the Option Closing Date by the Underwriter if in the Underwriter's judgment it is impracticable to offer for sale or to enforce contracts made by the Underwriter for the resale of the Securities agreed to be purchased hereunder by reason of
(i) the Company having sustained a material loss, whether or not insured, by reason of fire, earthquake, flood, accident, or other calamity, or from any labor dispute or court or government action, order, or decree, which has caused a Material Adverse Effect, (ii) trading in securities on the New York Stock Exchange or the American Stock Exchange or Nasdaq having been suspended or limited, (iii) material governmental restrictions having been imposed on trading in securities generally (not in force and effect on the date hereof),
(iv) a banking moratorium having been declared by federal or New York state authorities, (v) an outbreak of major international hostilities involving the United States or other substantial national or international calamity having occurred, (vi) a pending or threatened legal or governmental proceeding or action relating generally to the Company's or any of the Subsidiaries' business, or a notification having been received by the Company or any Subsidiary, of the threat of any such proceeding or action, which would have a Material Adverse Effect; (vii) except as contemplated by the Prospectus, the Company is merged with or consolidated into or acquired by another company or group or there exists a binding legal commitment for the foregoing or any other material change of ownership or control occurs; (viii) the passage by the Congress of the United States or by any state legislative body of similar impact, of any act or measure, or the adoption of any orders, rules or regulations by any governmental body or any authoritative accounting institute or board, or any governmental executive, which is reasonably believed likely by the Underwriter to have a Material Adverse Effect on the business, financial condition, or financial statements of the Company and its Subsidiaries taken as a whole, (ix) any material adverse change in the financial or securities markets beyond normal market fluctuations having occurred since the date of this Agreement, or (x) any Material Adverse Effect having occurred, since the respective dates of which information is given in the Registration Statement and Prospectus.

                  (b) If the Underwriter elects to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 10, the Company shall be promptly notified by the Underwriter, by telephone or telegram, confirmed by letter.

         11. UNDERWRITER'S OPTION. At or before the First Closing Date, the Company will sell the Underwriter or its designees for a consideration of $73.60, and upon the terms and conditions set forth in the form of Underwriter's Option annexed as an exhibit to the Registration Statement, a Underwriter's Option to purchase an aggregate of 73,600 Units. In the event of conflict in the terms of this Agreement and the Underwriter's Option with respect to language relating to the Underwriter's Option, the language of the Underwriter's Option shall control.

         12. REPRESENTATIONS AND WARRANTIES OF THE UNDERWRITER. The Underwriter represents and warrants to the Company that it is registered as a broker-dealer in all jurisdictions in which it is offering the Securities and that it will comply with all applicable state or federal laws relating to the sale of the Securities, including but not limited to, violations based on unauthorized statements by the Underwriter or its representatives.

         13. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties, and other statements of the Company and the Underwriter and the undertakings set forth in or made pursuant to this Agreement will remain in full force and effect until three years from the date of this Agreement, regardless of any investigation made by or on behalf of the Underwriter, the Company, or any of its officers or directors or any controlling person and will survive delivery of and payment of the Securities and the termination of this Agreement.

         14. NOTICE. Any communications specifically required hereunder to be in writing, if sent to the Underwriter, will be mailed, delivered, or telecopied and confirmed to them at Biltmore Securities, Inc., 6700 N. Andrews Avenue, Fort Lauderdale, Florida 33309, with a copy sent to Bernstein & Wasserman, LLP, 950 Third Avenue, New York, NY 10022, Attention: Hartley T. Bernstein, Esq., or if sent to the Company, will be mailed, delivered, or telecopied and confirmed to it at PC411, 9800 La S. Cienega Boulevard Suite 411, Inglewood, CA 90301, Attn: Dean R. Eaker with a copy sent to Morse, Zelnick, Rose & Lander LLP, 450 Park Avenue, New York, New York 10022-2605,
Attention: Howard L. Morse, Esq. Notice shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

         15. PARTIES IN INTEREST. The Agreement herein set forth is made solely for the benefit of the Underwriter, the Company, any person controlling the Company or the Underwriter, and directors of the Company, nominees for directors (if any) named in the Prospectus, its officers who have signed the Registration Statement, and their respective executors, administrators, successors, assigns and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from the Underwriter of the Securities.

         16. APPLICABLE LAW. This Agreement will be governed by, and construed in accordance with, of the laws of the State of New York applicable to agreements made and to be entirely performed within New York.

         17. COUNTERPARTS. This agreement may be executed in one or more counterparts each of which shall be deemed to constitute an original and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties (including by fax, followed by original copies by overnight mail).

         18. ENTIRE AGREEMENT; AMENDMENTS. This Agreement constitutes the entire agreement of the parties hereto and supersedes all prior written or oral agreements, understandings, and negotiations with respect to the subject matter hereof. This

Agreement may not be amended except in writing, signed by the Underwriter and the Company.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this agreement, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.

                                          Very truly yours,

                                          PC411, INC.

                                          By:  /s/ Robert M. Lundgren
                                               --------------------------------
                                               Name:  Robert M. Lundgren
                                               Title: Vice President

          The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

                                           BILTMORE SECURITIES, INC.

                                           By:  /s/ Elliott Loewenstern
                                                --------------------------------
                                                Name:  Elloit Loewenstern
                                                Title: Chief Executive Officer